Exhibit 10.6

RANPAK HOLDINGS CORP
2019 OMNIBUS INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT (the “Agreement”) is made and effective as of              (the “Date of Grant”) by and between Ranpak Holdings Corp., a Delaware corporation (with any successor, the “Company”), and                          (the “Participant”) pursuant to the Ranpak Holdings Corp. 2019 Equity Incentive Plan (as it may be amended from time to time, the “Plan”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
1.Performance Stock Unit Award. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Participant Performance Restricted Stock Units (the “PRSUs”) in a target amount of [●]. Each PRSU shall represent the right to receive one Share upon the vesting of such PRSU, as determined in accordance with and subject to the terms of this Agreement and the Plan.
2.Vesting of PRSUs.
(a)Performance Period. The Participant may earn between 0% and 150% of the PRSUs based on the Company’s achievement of the Performance Goals for the twelve-month period commencing January 1, 2026, and ending on December 31, 2026 (the “Performance Period”).
(b)Shares Eligible to Vest. The number of PRSUs earned and eligible to vest shall be equal to the target number of PRSUs granted above in Section 1, multiplied by the corresponding percentage listed beside the level of achievement of “Global Adjusted EBITDA” (as defined in Exhibit A) actually achieved as set forth in Exhibit A attached hereto.
(c)Vesting Schedule. Subject to the Participant’s continued employment on the applicable Vesting Date (except as provided herein), the PRSUs that are actually earned shall vest and be settled as Shares pursuant to Section 3 below, in accordance with the following schedule (each date, a “Vesting Date”):

Vesting Date	Earned PRSUs

(d)Termination of Employment; Forfeiture.
(i)Upon the Participant’s termination of employment for any reason, other than due to the Participant’s death or Disability, any outstanding unvested PRSUs will be forfeited for no consideration as of the date of such termination.
(ii)Upon the Participant’s termination of employment due to the Participant’s death or Disability prior to the end of the Performance Period, 100% of the PRSUs will remain outstanding and eligible to be earned through the end of the Performance Period. All PRSUs that are actually earned in accordance with Section 2(b) above shall vest on ______ and be settled as Shares pursuant to Section 3 below. Upon the Participant’s termination of employment after the end of the Performance Period due to the Participant’s death or Disability, all earned, unvested PRSUs shall immediately vest as of the date of such termination and be settled as Shares pursuant to Section 3 below.
(e)Change in Control. In the event of a Change in Control, the treatment of PRSUs will be governed by Section 12(b) and Section 12(c) of the Plan. If a Change in Control occurs during a Performance Period, target performance of 100% will be used to determine the number of Shares eligible to vest in connection with the Change in Control. If a Change in Control occurs after a Performance Period, actual performance will be used to determine the number of Shares eligible to vest in connection with a Change in Control.
3.Settlement of PRSUs.
(a)Subject to Section 3(b), the Company shall deliver to the Participant the number of Shares equal to the number of PRSUs that have vested in accordance with Section 2 as soon as reasonably practicable after the Vesting Date; provided that delivery of vested Shares shall be made no later than 60 days after the Vesting Date (or if earlier, the earlier date of vesting due to the Participant’s death or Disability).
(b)Participant acknowledges that, regardless of any action taken by the Company or any of its Affiliates to which Participant is providing services, the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the shares (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares. Pursuant to such procedures as the Administrator may specify from time to time, the Company (or any of its Affiliates to which Participant provides services) may withhold the amount required to be withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, with consideration received under a formal, broker-assisted cashless settlement program adopted by the Company in connection with the Plan. In the alternative, the Administrator may require Participant to satisfy such Tax Obligations, in whole or in part (without limitation), with (i) cash in U.S. dollars, (ii) check designated in U.S. dollars or (iii) any other method approved in the sole discretion of the Administrator. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to allow Participant to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant.
4.Dividend Equivalents. In the event that the Company declares a per Share dividend prior to the Vesting Date, the Participant shall not be entitled to dividend equivalents with respect to the PRSUs under this Agreement.
5.Definitions. For purposes of this Agreement:
(a)“Disability” shall have the meaning set forth in the Participant’s employment or severance agreement with the Company or any of its Affiliates, or if the Participant is not a party to such an agreement with the definition of “Disability” then “Disability” shall mean the Participant’s inability to perform the Participant’s duties and responsibilities due to permanent physical or mental illness or incapacity that is expected to last for a consecutive period of ninety (90) days or one hundred and eighty (180) days during any three-hundred and sixty-five (365) day period as determined by the Board in its good faith judgment.
6.No Substantive Employer Involvement. The PRSUs are granted by the Company and not by the Participant’s employer, if different. All documents related to the PRSUs, including the Plan, this Agreement, and the internet or intranet links by which the Participant accesses the documents, originate from and are maintained by or on behalf of the Company. Participation in the Plan is entirely voluntary and will have no impact on the Participant’s employment relationship.
7.No Right to Continued Employment. The granting of the PRSUs evidenced hereby and this Agreement shall impose no obligation on the Company or any of its affiliates to continue the employment of the Participant and shall not lessen or affect any right that the Company or any of its affiliates may have to terminate the employment of such Participant.
8.No Right to Future Grants. Any grant of PRSUs granted under the Plan shall be a one-time grant that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
9.No Effect on Employment-Related Rights. The PRSUs do not form part of the Participant’s base salary or wages. Except as otherwise agreed with the Participant, the PRSUs will not give rise to any entitlement to, or be taken into account in determining, the Participant’s wages, salary, other remuneration or compensation, bonuses, payments of any kind upon termination of the Participant’s employment for any reason (whether or not found to be invalid, unlawful or in breach of any applicable labor laws or terms of employment), pension or retirement arrangements and payments, or any similar payments to these or other employee benefits.
10.Rights as a Stockholder. The Participant shall have none of the rights of a Stockholder of the Company, including voting rights, unless and until the PRSUs are settled for Shares and the Participant becomes the record owner of the Shares underlying the PRSUs.
11.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
12.No Public Offer. The PRSUs are granted to the Participant in their capacity as an Employee. The grant is not intended to constitute a public offer of securities in any jurisdiction. The Participant must not reproduce, distribute or otherwise make public any documents relating to this grant without the Company’s express written consent.
13.Securities Laws. The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, (the “Securities Act”) the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of Shares is not required to be registered under any applicable securities laws, each Participant to whom such Shares would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may request which satisfies such requirements.
14.Withholding. Subject to the Participant’s rights under Section 3(b), the Company or any of its Affiliates shall have the right, and is hereby authorized, to withhold any applicable withholding taxes in respect of the PRSUs, their grant, vesting or otherwise and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
15.Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the PRSUs granted pursuant to this Agreement are subject to the terms and conditions of Section 19 (Cancellation or “Clawback” of Awards) of the Plan.

16.Data Protection. The Participant acknowledges that their personal data will be processed in accordance with the data protection consent set out at Section 22 (Data Protection) of the Plan or, where applicable instead, in accordance with the data privacy policy, notice and/or agreement that is applicable to the Participant in connection with their employment.
17.Risk Warnings. The holding of PRSUs involves certain risks, including but not limited to: (a) share price risk: there is a risk that Shares may fall as well as rise in value. Market forces will impact the price of Shares and, in the worst case, the market value of the Shares may become zero. Neither the Company nor any Affiliate is liable to the Participant for any loss due to movements in Share value; and (b) currency risk: if the Shares are traded in a currency which is not the official currency in the Participant’s jurisdiction, the value of the Shares to them may also be affected by movements in the exchange rate. Neither the Company nor any Affiliate is liable for any loss due to movements in the exchange rate or any charges imposed in relation to the conversion or transfer of currency.
18.Exchange Control and Resale Obligations. Local exchange controls may impose notification, approval, repatriation and/or other obligations on the Participant with respect to the PRSUs and/or any Shares or other funds received in connection with the PRSUs, including sale proceeds or dividends. The Participant may also be subject to restrictions on the resale of Shares. The Participant is solely responsible for ensuring compliance with any such requirements or restrictions that may apply to them in connection with the PRSUs. Neither the Company nor any Affiliate is liable for any failure by the Participant to comply with these.
19.English Language. The Participant acknowledges that any document related to the PRSUs may be provided in the English language only with no translated versions provided. The English version of any such document will always prevail in the event of any inconsistency with translated documents. The Participant is responsible for ensuring they fully understand the documents.
20.Independent Advice Recommended. Any information provided to the Participant by the Company or any Affiliate in connection with the PRSUs does not take into account the Participant’s individual circumstances, objectives, needs or financial situation and does not constitute legal, tax or financial advice. The Participant should exercise caution in relation to the PRSUs and should obtain independent professional advice before taking any action.
21.Notices. Any notification required or permitted to be given by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, within one (1) day after being sent by email, or within three (3) days of deposit with the United States Postal Service (or in the case of non-U.S. Participant, the foreign postal service of the country in which the Participant resides), by registered or certified mail, with postage and fees prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below:
If to the Company:

Ranpak Holdings Corp.
7990 Auburn Road
Concord Township, OH 44077
Attention: [●]
Email: [●]

If to the Participant, to the address or email address of the Participant on file with the Company.

22.Electronic Communications. The Company may choose to communicate and store all documents and correspondence relating to the PRSUs electronically. The Participant may, however, request hard copies of any Plan documents free of charge by contacting: [●].

23.Entire Agreement. This Agreement, the Plan and any other agreements referred to herein or therein shall constitute the entire agreement and understanding between the parties hereto with regard to the subject matter hereof and shall supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
24.Global Appendix. The Participant will be subject to the country-specific terms and notices set out in the Appendix where the laws of the relevant country apply to them.
25.Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
26.Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PRSUs and on any Shares to be issued upon settlement of the PRSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the PRSUs pursuant to this Agreement.
27.Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and agreed in writing to be joined herein and be bound by the terms hereof.
28.Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without application of the conflicts of law principles thereof. BY RECEIPT OF THIS AWARD, THE PARTICIPANT WAIVES ANY RIGHT THAT THE PARTICIPANT MAY HAVE TO TRIAL BY JURY IN RESECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AWARD AGREEMENT OR THE PLAN.
29.Amendment. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided, that, the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.
30.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
31.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
32.No Guarantees Regarding Tax Treatment; Compliance with Section 409A. The Participant (and his beneficiaries) shall be responsible for all taxes with respect to the PRSUs. The Company makes no guarantees regarding the tax treatment of the PRSUs. The Company has no obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or otherwise, and none of the Company, its subsidiaries or any of its affiliates, or any of their employees or representatives shall have any liability to the Participant with respect thereto.

The provisions of Section 20 of the Plan shall apply under this Agreement and are hereby incorporated by reference.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Performance Restricted Stock Unit Award Agreement as of the date first written above.

RANPAK HOLDINGS CORP.
By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

EXHIBIT A
PERFORMANCE GOALS

The PRSUs will be earned based on the achievement of the ___________ performance goals. The _____________ goals are set forth below:

[_______________]

APPENDIX - COUNTRY-SPECIFIC TERMS AND NOTICES

The Participant will be subject to the country-specific terms and notices set out in this Appendix where the laws of the relevant country apply to them:

[_____________________]